Exhibit 99.1

NEWS RELEASE

Contact:	J. Bryan Baker
800-247-4274

FirstCity Financial Corporation Announces Refinancing of Existing Senior Credit Facilities and

Enters Into an Investment Agreement and Stock Purchase Agreement with Värde

Waco, Texas, June 30, 2010……  FirstCity Financial Corporation (NASDAQ: FCFC) today announced that it has successfully refinanced its existing senior credit facilities with Bank of Scotland and BoS(USA) (collectively, “Bank of Scotland”). In addition, FirstCity separately has entered into an Investment Agreement with Värde Investment Partners, L.P. (“Värde”) to jointly pursue investment opportunities in distressed assets, and has also entered into a Securities Purchase Agreement with Värde.

James T. Sartain, President and CEO of FirstCity, said, “With our renewed senior credit facilities, coupled with the Investment Agreement with Värde, FirstCity has the funding and liquidity in place to be able to maximize the value of our primary talents — our investment identification and evaluation processes, and our servicing platform — while at the same time developing a strong ‘fees for services and performance’ strategy.”

Senior Credit Facilities Renewal

FirstCity and Bank of Scotland reached agreement and closed on a $268.6 million Reducing Note Facility Agreement (“Reducing Note Facility”) that allows for repayment to Bank of Scotland over time as cash flows from the underlying assets securing the loan facility are realized. The primary terms of this note facility are as follows:

•                  Scheduled amortization of $268.6 million over 3 years ($43.6 million in the first year, $80.0 million in the second year, $80.0 million in the first nine months of the third year, and $65.0 million at maturity), with interest at LIBOR + 3.5% (LIBOR floor of 1.0%);

•                  Repayment will be supported by the Company’s future cash flows from assets and equity investments which are currently pledged to Bank of Scotland;

•                  FirstCity’s existing loan facilities with Bank of Scotland are capped and Bank of Scotland has no further obligation to fund, except for draws on outstanding letters of credit in the amount of $22.35 million which are included in the amount of the note facility;

•                  FirstCity will receive unencumbered cash of 20% of the monthly net cash flows (i.e. cash “leak-through”), up to $25.0 million, after (a) payment to Bank of Scotland of interest and fees; and (b) payment of a scheduled overhead allowance to FirstCity of $38.9 million over 3 years ($1.5 million per month for the first year, $1.03 million per month for the second year, and $0.7 million per month for the third year);

•                  FirstCity provided a limited guaranty for the repayment of the indebtedness under the note facility to a maximum amount of $75.0 million; and

•                  FirstCity will be required to maintain a minimum tangible net worth of $60.0 million.

At closing, FirstCity has in excess of $45.0 million in unencumbered cash and portfolio assets, which combined with (1) the unencumbered cash leak-through of up to $25.0 million; (2) the overhead allowance of $38.9 million; and (3) management’s estimation of residual cash flows of $70.0 million from the pledged investments after full repayment of the Bank of Scotland debt, will potentially provide the Company in excess of $178.0 million in unencumbered cash and assets to fund future investments and operations. Further details about the structure and terms of the Reducing Note Facility are outlined in the exhibit to this press release (“FirstCity Structure and Business Plan”), and will be included in a Current Report on Form 8-K that FirstCity will subsequently file with the SEC.

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Investment and Securities Purchase Agreements with Värde

FirstCity and Värde entered into an Investment Agreement whereby Värde may invest up to $750 million, at its discretion, alongside FirstCity in distressed loan portfolios and similar investment opportunities, subject to the terms and conditions contained in the agreement. The primary terms of Investment Agreement are as follows:

•                  FirstCity will act as the exclusive servicer for the investment portfolios;

•                  FirstCity will provide Värde with a “right of first refusal” with regard to distressed asset investment opportunities in excess of $3 million sourced by FirstCity;

•                  FirstCity, at its determination, will co-invest between 5%-25% in each investment;

•                  FirstCity will receive a $200,000 monthly retainer in exchange for its services and commitments;

•                  FirstCity will receive a base servicing fee (based on investment portfolio collections) and will be eligible to receive additional incentive-based servicing fees (depending on the performance of the portfolios acquired); and

•                  FirstCity will be eligible to receive incentive-based management fees (depending on the aggregate amount and performance of the portfolios acquired).

In addition, FirstCity and Värde have entered into a Securities Purchase Agreement wherein Värde has agreed to acquire 150,000 shares of newly-issued FirstCity common stock at a price of $5.93 per share. Upon consummation of this stock purchase, Värde will own approximately 1.5% of FirstCity’s outstanding common stock.

Further details about the structure of the Investment Agreement with Värde are outlined in the exhibit to this press release (“FirstCity Structure and Business Plan”), and further details about the terms of the Investment and Securities Purchase Agreements will be included in a Current Report on Form 8-K that FirstCity will subsequently file with the SEC.

Conference Call

A conference call will be held on Wednesday, June 30, 2010 at 9:00 a.m. Central Time to discuss details of the Bank of Scotland refinancing and Värde Investment and Securities Purchase Agreements. Details to access the call and webcast are as follows:

Web Access:	FirstCity’s web page -	www.fcfc.com/invest.htm or,
	CCBN’s Investor websites -	www.streetevents.com and,
www.earnings.com

Dial In Access:	Domestic	866-804-6925
	International	857-350-1671

	Pass code	66624445

Replay available on FirstCity’s web page (www.fcfc.com/invest.htm)

About FirstCity:

FirstCity Financial Corporation is a diversified financial services company with operations dedicated primarily to distressed asset acquisitions and special situations investments and servicing of distressed assets. FirstCity has offices in the U.S. and affiliate organizations in Europe and Latin America. FirstCity common stock is listed on the NASDAQ Global Select Market.

About Värde:

Värde is a leading investor in distressed securities and assets, as well as various types of discounted obligations, including non-performing and underperforming corporate, consumer and real estate loans and high yield debt. Established in 1993, Värde is based in Minneapolis, Minnesota with offices in London and Singapore. It has a 15-year track record in investing and resolving distressed assets. With over 145 staff, Värde has over $6.0 billion in assets under management.

Cautionary Statement Regarding Forward-Looking Statements

FirstCity may from time to time make written or oral forward-looking statements, including statements contained in this press release, FirstCity’s filings with the Securities and Exchange Commission (“SEC”), in its reports to stockholders and in other FirstCity communications. These statements relate to FirstCity’s or management’s intentions, hopes, beliefs, expectations, representations, projections, estimates, plans or predictions of the future and may be deemed to be forward-looking statements under the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934. The forward-looking statements in this press release are based upon management’s beliefs, assumptions and expectations of the Company’s future operations and economic performance, taking into account currently available information. These statements are not statements of historical fact. Forward-looking statements involve risks and uncertainties, some of which are not currently known to us. Actual events or results may differ from those expressed or implied in any such forward-looking statements as a result of various factors and risks that are described from time to time in the Company’s filings with the SEC including but not limited to its annual reports on Form 10-K, its quarterly reports on Form 10-Q, and its current reports on Form 8-K, filed with the SEC and available through the Company’s website, which contain a more detailed discussion of the Company’s business, including risks and uncertainties that may affect future results. Due to such uncertainties and risks, readers are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date hereof. Information in this press release may be superseded by more recent information or statements, which may be disclosed in later press releases, subsequent filings with the SEC or otherwise. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or to reflect any change in events, conditions or circumstances on which any such forward-looking statements are based, in whole or in part.

FirstCity Financial Corporation Structure and Business Plan June 2010 (Consolidated) 100% Entities and Investments Pledged to Bank of Scotland • Entities and investments previously financed by and pledged to Bank of Scotland (“BoS”) • $268.6 million Reducing Note Facility with BoS, secured by FirstCity’s ownership interests in the pledged entities • Limited guaranty from FirstCity to BoS in the amount of $75.0 million • Cash flow waterfall on BoS note facility: (1) Interest and fees to BoS (2) Overhead allowance to FirstCity (as servicer) [$38.9 million over 3 years — $18.0 million in Year 1; $12.3 million in Year 2; and $8.6 million in Year 3] (3) Cash leak-through to FirstCity [20% of monthly net cash flows up to $25.0 million] (4) Remainder to BoS until debt is paid in full •Residual cash flow to FirstCity after BoS debt repayment expected to exceed $70.0 million • Total estimated cash in excess of $133.0 million available to FirstCity to fund future investments and operations: Overhead allowance $ 38.9 million Cash leak-through $ 25.0 million Residual cash after BoS repayment $ 70.0 million $ 133.9 million 100% New Investments and Servicing Platform • Over $45.0 million in unencumbered cash and portfolio assets at closing [Projected to receive another $133.9 million of unencumbered cash from the entities and investments pledged to BoS, which combined with the existing $45.0 million, will potentially provide unencumbered cash and assets in excess of $178.0 million] • Investment Agreement with Varde: • Provides access up to $750 million of capital, at Varde’s discretion, to pursue distressed asset portfolios and similar investments • FirstCity, at its determination, will co-invest between 5%-25% in each investment • Varde has a “right of first refusal” to participate in investment opportunities in excess of $3.0 million sourced by FirstCity and certain of its affiliates • FirstCity will act as the exclusive servicer for the investment portfolios • FirstCity will be paid a $200,000 monthly retainer in exchange for services and commitments as outlined in the Investment Agreement • FirstCity will receive customary service fees (based on investment portfolio collections) • FirstCity will be eligible to receive incentive-based servicing fees (depending on portfolio performance) and management fees (depending on portfolio investment amounts and performance) • Other prospective investments by FirstCity: • Distressed asset opportunities not within the scope of the Investment Agreement • Special situations debt and equity investments